Exhibit 99.1

Drive Shack Inc. Announces Second Quarter 2021 Financial Results and
Preferred Stock Dividends for Third Quarter 2021

Reported Total Company Revenue of $73.9 Million and Operating Income of $1.1 Million
for the Second Quarter 2021

Delivered Quarterly Operating Income for the First Time in Three Years

Delivered Positive Adjusted EBITDA of $7.7 Million for the Second Quarter 2021

DALLAS, August 9, 2021 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported its financial results for the second quarter and six months ended June 30, 2021.

“We have had incredible results this quarter including reporting operating income for the first time in three years and our fourth consecutive quarter of positive Adjusted EBITDA,” said Drive Shack Inc.’s Chief Executive Officer and President Hana Khouri. “Both our American Golf and Drive Shack businesses delivered strong financial performances as the momentum in the golf and entertainment sectors continued throughout the second quarter. Walk-in revenue at our Drive Shack venues was at an all-time high and each surpassed their pre-pandemic venue contribution levels, including Orlando delivering above break-even for the first time.”

Khouri continued, “2021 is a pivotal year for our company and we remain centered on executing the successful launch and expansion of Puttery.  Our team’s relentless focus to deliver our first venue, located in The Colony, Texas near Dallas, is unmatched. We have faced numerous learnings and obstacles during construction, which is to be expected with the introduction of a brand-new concept and are now in the final testing and training phases. We look forward to introducing our first Puttery location to the Dallas market in the coming weeks. Development continues with our Charlotte, DC and Miami venues and, earlier this morning, we announced our newest Puttery location in Houston, our fifth market nationwide. Additionally, we look forward to a long-standing partnership with Rory McIlroy and his team as we further grow our Puttery brand in the coming years.”

Business Update
Total revenue for the second quarter this year was $73.9 million compared to $32.1 million in the same period last year.  The Company’s four entertainment Drive Shack golf venues generated total revenue of $11.6 million in the second quarter 2021, an increase of $9.8 million compared to $1.8 million in the second quarter 2020. The increase was primarily due to COVID-19 related venue closures during the majority of the second quarter last year.

The Company’s traditional golf business, American Golf, generated total revenue of $62.3 million in the second quarter 2021, which included $12.9 million of managed course expense reimbursements, compared to $30.3 million in the second quarter 2020, which included $8.5 million of managed course expense reimbursements. The increase to last year’s second quarter was primarily due to COVID-19 related course closures for a portion of the second quarter 2020.

Balance Sheet
As of June 30, 2021, the Company had cash and cash equivalents of $81.4 million compared to $85.9 million as of March 30, 2021. The Company continues to maintain strong capital allocation discipline and expense control across the organization.

Summary Financial Results
Three and Six Months Ended June 30, 2021 compared to the Three and Six Months Ended June 30, 2020
($ in thousands, except for per share data) (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Total revenues	$73,879	$32,100	$134,971	$93,235
Operating Income (Loss)	$1,053	$(12,148)	$(6,822)	$(26,991)
Net Loss	$(1,969)	$(39,526)	$(12,873)	$(56,888)
Net Loss applicable to common stockholders	$(3,364)	$(40,921)	$(15,663)	$(59,678)

Net Loss applicable to common stock, per share
Basic	$(0.04)	$(0.61)	$(0.18)	$(0.89)
Diluted	$(0.04)	$(0.61)	$(0.18)	$(0.89)
Adjusted EBITDA[1]	$7,719	$(7,049)	$10,450	$(11,747)

For the three months ended June 30, 2021, the Company reported operating income of $1.1 million and a net loss of ($2.0) million compared to an operating loss of ($12.1) million and a net loss of ($39.5) million in the same period last year. Adjusted EBITDA was $7.7 million for second quarter 2021, an increase of $14.8 million compared to Adjusted EBITDA of ($7.0) million for second quarter 2020.1

For the six months ended June 30, 2021, the Company reported an operating loss of ($6.8) million and a net loss of ($12.9) million compared to an operating loss of ($27.0) million and a net loss of ($56.9) million in the same period last year.  Adjusted EBITDA was $10.4 million for the six months ended June 30, 2021, an increase of $22.2 million compared to Adjusted EBITDA of ($11.7) million for the same period in 2020.1

Preferred Stock Dividends
The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning August 1, 2021 and ending October 31, 2021. The dividends are payable on November 1, 2021, to holders of record of preferred stock on October 1, 2021, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

[1]	Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

2021 Second Quarter Earnings Conference Call Details
Management will host a live conference call and webcast to discuss the Company’s 2021 second quarter results today starting at 9:00 a.m. Eastern Time.  The webcast will be made available to the public on a listen-only basis, along with the associated slide presentation, on the Company’s investor relations website at https://ir.driveshack.com. The conference call may be accessed by dialing 1-877-876-9177 (from within the U.S.) or 1-785-424-1670 (from outside of the U.S.) ten minutes prior to the scheduled start of the call and referencing conference ID “DSQ221.”

A telephonic replay of the conference call will also be available approximately two hours following the conclusion of the call through end of day on Thursday, August 12, 2021 and may be accessed by dialing 1-800-839-5324 (from within the U.S.) or 1-402-220-1521 (from outside of the U.S.) and referencing conference ID “DSQ221.”

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Company’s investor relations website, https://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s investor relations website, https://ir.driveshack.com.

About Drive Shack Inc.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

About Puttery
Puttery is a modern spin on putting, re-defining the game with unique twists at every hole. Bold and full of possibilities, guests can enjoy a high-energy atmosphere, combining competitive socializing and innovative auto-scoring technology within an immersive experience as they move from one course to the next. With plentiful curated culinary offerings and inventive craft cocktails, all centered around a lively bar area with great music, guests can relax and enjoy their evening before, during and after their tee time.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the expected development schedule and timing of specific milestones for our facilities, including The Puttery and Drive Shack venues, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Investor Relations and Media:
Kelley Buchhorn
Head of Investor Relations
Drive Shack Inc.
646-585-5591
ir@driveshack.com
pr@driveshack.com

Consolidated Balance Sheets
(dollars in thousands, except share data)

	(Unaudited) June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$81,428	$47,786
Restricted cash	2,990	2,252
Accounts receivable, net	4,577	4,446
Real estate securities, available-for-sale	3,341	3,223
Other current assets	22,879	14,410
Total current assets	115,215	72,117
Restricted cash, noncurrent	1,027	795
Property and equipment, net of accumulated depreciation	171,126	169,425
Operating lease right-of-use assets	187,870	192,828
Intangibles, net of accumulated amortization	14,181	15,124
Other assets	6,420	6,765
Total assets	$495,839	$457,054

Liabilities and Equity
Current liabilities
Obligations under finance leases	$5,794	$6,470
Membership deposit liabilities	14,748	14,692
Accounts payable and accrued expenses	32,752	29,596
Deferred revenue	16,529	23,010
Other current liabilities	24,775	28,217
Total current liabilities	94,598	101,985
Credit facilities and obligations under finance leases - noncurrent	10,402	12,751
Operating lease liabilities - noncurrent	172,372	167,837
Junior subordinated notes payable	51,179	51,182
Membership deposit liabilities, noncurrent	103,859	99,862
Deferred revenue, noncurrent	10,224	9,953
Other liabilities	3,695	3,447
Total liabilities	$446,329	$447,017

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2021 and December 31, 2020	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 92,085,419 and 67,323,592 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	921	673
Additional paid-in capital	3,233,269	3,178,704
Accumulated deficit	(3,247,589)	(3,232,391)
Accumulated other comprehensive income	1,326	1,468
Total equity	$49,510	$10,037
Total liabilities and equity	$495,839	$457,054

Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Golf operations	$61,750	$29,675	$114,912	$78,300
Sales of food and beverages	12,129	2,425	20,059	14,935
Total revenues	73,879	32,100	134,971	93,235

Operating costs
Operating expenses	55,635	33,224	104,504	87,591
Cost of sales - food and beverages	3,151	829	5,255	4,484
General and administrative expense	8,028	6,368	16,012	16,186
Depreciation and amortization	5,784	6,682	12,029	13,476
Pre-opening costs	789	270	1,345	822
(Gain) Loss on lease terminations and impairment	(561)	(3,125)	2,648	(2,333)
Total operating costs	72,826	44,248	141,793	120,226
Operating income (loss)	1,053	(12,148)	(6,822)	(26,991)

Other income (expenses)
Interest and investment income	159	135	312	265
Interest expense, net	(2,713)	(2,591)	(5,339)	(5,336)
Other income (loss), net	(18)	(24,422)	(79)	(24,055)
Total other income (expenses)	(2,572)	(26,878)	(5,106)	(29,126)
Loss before income tax	(1,519)	(39,026)	(11,928)	(56,117)
Income tax expense	450	500	945	771
Net Loss	(1,969)	(39,526)	(12,873)	(56,888)
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)
Net Loss Applicable to Common Stockholders	$(3,364)	$(40,921)	$(15,663)	$(59,678)

Net Loss Applicable to Common Stock, per share
Basic	$(0.04)	$(0.61)	$(0.18)	$(0.89)
Diluted	$(0.04)	$(0.61)	$(0.18)	$(0.89)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	92,065,615	67,111,843	87,338,509	67,090,805
Diluted	92,065,615	67,111,843	87,338,509	67,090,805

Adjusted EBITDA Non-GAAP Reconciliation
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net Loss	$(1,969)	$(39,526)	$(12,873)	$(56,888)

Income tax expense	450	500	945	771
Other (income) loss, net	18	24,422	79	24,055
Net interest expense	2,554	2,456	5,027	5,071

Operating income (loss)	$1,053	$(12,148)	$(6,822)	$(26,991)

Depreciation and amortization	5,784	6,682	12,029	13,476
(Gain) loss on lease terminations and impairment	(561)	(3,125)	2,648	(2,333)
Pre-opening costs	789	270	1,345	822
Other items[1]	654	1,272	1,250	3,279

Adjusted EBITDA	$7,719	$(7,049)	$10,450	$(11,747)

(1)
For the three months ended June 30, 2021 and 2020, other items include (i) corporate severance of $0 and $0, respectively; (ii) transactional G&A of $176 and $836, respectively; and (iii) employee’s stock-based compensation of $478 and $436, respectively.  For the six months ended June 30, 2021 and 2020, other items include (i) corporate severance of $130 and $693, respectively; (ii) transactional G&A of $372 and $2,014, respectively; and (iii) employee’s stock-based compensation of $748 and $572, respectively.